Exhibit (14)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Highlights” in the Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of First American Funds Trust, and to the incorporation by reference of our report dated October 26, 2021 on the financial highlights of the First American Funds, Inc. financial statements for the fiscal year-end August 31, 2021, in this Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, MN

November 18, 2021